UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2016

China Automotive Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

D8 Henglong Building, Optics Valley Software Park

No. 1 Guanshan First Avenue, Wuhan City

Hubei Province

The People’s Republic of China

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-8757-0028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2016 annual meeting of stockholders of China Automotive Systems, Inc. (the “Company”) was held on Wednesday, August 10, 2016 at the Fourth Floor Meeting Room, D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China.  Of the 32,121,019 shares of the Company’s common stock entitled to vote at the meeting, 28,804,696 shares, or 89.67%, were represented at the meeting in person or by proxy, constituting a quorum.  The voting results are presented below.

1.	Election of Directors

The Company’s shareholders elected the five nominees below to hold office until the 2017 annual meeting of shareholders and until their successors are elected and qualified.  Each of the nominees received more than a majority of the votes cast.  The votes regarding the election of directors were as follows:

Nominee	For	Authority Withheld	Broker Non-Votes

Hanlin Chen	22,004,725	2,634,955	4,165,016
Qizhou Wu	22,004,745	2,634,935	4,165,016
Guangxun Xu	23,240,668	1,399,012	4,165,016
Robert Tung	23,213,008	1,426,672	4,165,016
Arthur Wong	23,044,246	1,595,434	4,165,016

2.	Ratification and Approval of the Appointment of Independent Auditor

The appointment of PricewaterhouseCoopers Zhong Tian LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016 was ratified and approved by the following votes:

For	Against	Abstained	Broker Non-Vote

28,773,348	27,537	3,811

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: August 12, 2016	By:	/s/ Hanlin Chen
Hanlin Chen